Exhibit 10.13

CONFIDENTIAL

Date: October 20, 2014

WORKING CAPITAL PROVISION AGREEMENT

Between

MAODONG XU

and

WOWO LIMITED

This Agreement (this “Agreement”) is signed as of this 28th day of January, 2015 by and between:

(1)                                 Maodong Xu;

(2)                                 WOWO LIMITED, a limited liability company incorporated under the laws of Cayman Islands, with its registered address at SCOTIA CENTRE, 4TH FLOOR, P.O. BOX 2804, GEORGE TOWN, GRAND CAYMAN KY1-1112, CAYMAN ISLANDS (hereinafter referred to as the “Company”);

Maodong Xu and WOWO LIMITED shall hereinafter be collectively referred to as the “Parties” and individually referred to as one “Party”.

Whereas,

(1)                                 Maodong Xu is the shareholder of the Company and holds the maximum equity interests of the Company;

(2)                                 Maodong Xu agrees to provide funds necessary for the Company’s sustainable operation;

(3)                                 The Company agrees to accept the funds provided by Maodong Xu for the purpose of its sustainable operation.

Therefore, the following terms and conditions are hereby agreed in relation to Maodong Xu’s provision of funds necessary for the Company’s sustainable operation:

1.                                      DEFINITION

1.1                               Unless otherwise interpreted herein, the following terms shall have the following meanings in this Agreement.

1.1.1                     This “Agreement” means this Agreement.

1.1.2                     “Working days” refer to those days other than the legal holidays and public holidays.

1.1.3                     “China” refers to the People’s Republic of China.

2.                                      FUNDS PROVISION

2.1                               If the capital of each of the Company and its subsidiaries, variable interest entities and the subsidiaries of such variable interest entities could not meet its sustainable operation, Maodong Xu willll provide the Company the funds necessary for its sustainable operation.

2.2                               The funds shall be provided in cash by Maodong Xu and shall constitute the equity investment to the Company.

2.3                               The term of Funds provision is from the date of this Agreement to December 31, 2015.

3.                                      GUARANTEE

3.1                               Maodong Xu agrees to provide the following assets to guaranty the funds provision obligation under Clause 2 hereof:

3.1.1                     The 18.39% equity interests in EGLS Technology (Beijing) Co., Ltd. held by Maodong Xu through Rizhao Ginkgo Tree Business Information Consulting Center (日照银杏树商务信息咨询中心);

Note: Dragon Pipe, an A-share listed company (code: 002619) is negotiating to acquire 100% equity of EGLS Technology (Beijing) Co., Ltd. at the purchase price of RMB  3,010,000,000 Yuan;

3.1.2                     The use right of 39,960 square meters land held by Maodong Xu in Rizhao, Shandong province through Rizhao Xinghe Investment and Development Co., Ltd. (日照星河投资开发有限公司).

3.2                               If Maodong Xu refuses to perform his obligation hereunder, the Company shall have the right to exercise its guarantee rights over the assets provided hereunder.

4.                                      CONFIDENTIALITY

4.1                               Any Party shall not (i) disclose to any third party the confidential information of the other Party obtained through this Agreement; (ii) make profits with the confidential information hereof.

4.2                               The Parties acknowledge and confirm that (i) any oral or written information exchanged by the Parties in connection with this Agreement are confidential information; (ii) due to this Agreement and the arrangement hereunder, the Parties are likely to obtain or access the confidential information of the other Party. The Parties shall keep confidential of all information, and without written consent from the other Party, any Party shall not disclose to any third party any relevant information, except for the following information: (a) the information known or to be known by the public (not for the unauthorized disclosure to the public by the Party receiving the information); (b) the information disclosed as requested by applicable laws or regulations; or (c) any information needed to be disclosed by any Party to its legal or financial consultants in connection with the contemplated transaction hereunder provided that such legal or financial consultants comply with the confidentiality obligations similar with this provision. If any working personnel of or institutions engaged by any Party make a disclosure of any confidential information, it shall be deemed as a disclosure made by such Party and such Party shall undertake the breach liabilities pursuant to this Agreement. This provision shall survive after this Agreement is terminated for whatever reasons.

5.                                      BREACH

5.1                               The Parties shall strictly abide by the provisions hereof. In the event of any breach by one Party, the non-breaching Party shall issue a notice to request the breaching Party to rectify the breach within 30 days since its discovery of the breach and the breaching Party shall rectify the breach within 30 days upon the receipt of the notice. If the breaching Party refuses to rectify the breach, it shall be deemed as a material breach.

5.2                               Where Maodong Xu breaches and refuses to rectify such breach, the Company shall have the right to request him to pay 30% of the difference between the estimated working capital needed for the Company’s sustainable operation less the working capital paid by Maodong Xu during the term hereof as the liquidated damage.

6.                                      GOVERNING LAW AND DISPUTE SETTLEMENT

6.1                               This Agreement shall be governed by and construed according to the laws of the People’s Republic of China.

6.2                               Any dispute arising out of the interpretation and performance of this Agreement shall be first resolved by the Parties through friendly negotiation. If any dispute is not resolved within 30 days after one Party issues a written notice to the other Party requesting negotiation, any Party could submit the dispute to Beijing Arbitration Commission for arbitration according to its arbitration rules then effective. The arbitration shall take place in Beijing and the arbitration language shall be Chinese. The arbitration award shall be final and binding to both Parties.

7.                                      MISCELLANEOUS.

7.1                               If any one or more provisions hereof are determined as invalid, illegal or unenforceable in any aspect under any law or regulation, the validity, legality and enforceability of the remaining provisions shall not be thus affected or impaired in any aspect. The Parties shall, through the negotiation in good faith, replace those invalid, illegal or unenforceable provisions with valid provisions to the greatest extent permitted by laws and expected by the Parties, the economic effect of which shall be substantially identical to that produced by those invalid, illegal or unenforceable provisions.

7.2                               The Parties may modify and supplement this Agreement in writing. Any modification and/or supplemental agreement made by the Parties to this Agreement shall be an inseparable part of this Agreement and shall have the same legal effect with this Agreement.

7.3                               All titles and headings used herein are only for reference convenience, and shall not be used to construe or interpret this Agreement. Unless otherwise referred to, the sections referred to herein shall mean the relevant sections of this Agreement.

[The Below is Intentionally Left Blank.]

[Signature Page]

IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement as of the date first written above.

MAODONG XU	COMPANY

Maodong Xu	WOWO LIMITED

By:	By:
Name: Maodong Xu
Title: Director